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                                                                     EXHIBIT 4.6


                                DCBS Investors, L.L.C.
                                CB Investors, L.L.C.
                                3900 West 43rd Street
                                Chicago, Illinois 60632

                                January 15, 2004



Packaging Dynamics Corporation
3900 West 43rd Street
Chicago, Illinois 60632

Packaging Investors, L.P.
c/o Group III 31, L.L.C.
201 Main Street, Suite 3100
Fort Worth, Texas 76102

Gentlemen:

         Reference is hereby made to that certain Stockholders Agreement, dated July 1, 2002 (the "Agreement"), among Packaging Dynamics Corporation (the "Company"), DCBS Investors, L.L.C. ("DCBS"), CB Investors, L.L.C. ("CB") and Packaging Investors, L.P. ("Packaging Investors").

         The parties hereto acknowledge that on December 12, 2003, DCBS and CB each distributed their entire ownership interest in the Company to their respective members on a pro rata basis for no consideration. In connection therewith and in accordance with Section 7(b) of the Stockholders Agreement, the parties hereto acknowledge and agree that effective as of December 12, 2003, all of the rights of DCBS and CB under the Agreement are hereby terminated.

         Except as expressly set forth herein with respect to DCBS and CB, this letter shall not by implication or otherwise, alter, modify, amend or in any way affect any of the terms, conditions, obligations or agreements contained in the Agreements and the Agreements shall remain in full force and effect in accordance with their terms.

         This letter agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed wholly within such State. This letter agreement may be executed in any number of counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same instruments.




         Please indicate your agreement to the foregoing by signing in the space provided below and returning an executed copy of this letter to the undersigned.


                                              Very truly yours,


                                              DCBS INVESTORS, L.L.C.


                                              By: G. Douglas Patterson
                                                  ------------------------------
                                              Name: G. Douglas Patterson
                                              Title: Managing Member



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                                              CB INVESTORS, L.L.C.


                                              By: G. Douglas Patterson
                                                  ------------------------------
                                              Name: G. Douglas Patterson
                                              Title: Managing Member


Agreed to and consented to as of
the date first written above:


PACKAGING DYNAMICS CORPORATION


By: /s/ Phillip D. Harris
    --------------------------
Name: Phillip D. Harris
Title: President and CEO

PACKAGING INVESTORS, L.P.


By: /s/ Anthony P. Scotto
    --------------------------
Name: Anthony P. Scotto
Title: Managing Director